Exhibit 99.1
Coty Inc. Announces Early Results of its
Cash Tender Offer for a Portion of its Outstanding
5.000% Senior Secured Notes due 2026
Tender Offer Increased to $300 Million and Fully Subscribed
Tender Offer is a Continuation of Coty’s Deleveraging Agenda
NEW YORK (November 20, 2024) – Coty Inc. (NYSE: COTY) (“Coty” or the “Company”) announced today the early results of its previously announced tender offer to purchase for cash up to $300,000,000 aggregate principal amount (the “Notes Cap”) (reflecting a $50,000,000 increase from the previously announced cap of $250,000,000) of its outstanding 5.000% Senior Secured Notes due 2026 (the “Notes”). Such offer to purchase is referred to herein as the “Tender Offer.” The Tender Offer is being made pursuant to the terms and conditions set forth in the Offer to Purchase, dated November 6, 2024 (the “Offer to Purchase”). The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offer.
As of 5:00 p.m., New York City time, on November 20, 2024 (such date and time, the “Early Tender Date”), according to information provided by D.F. King & Co., Inc., the tender and information agent for the Tender Offer, the aggregate principal amount of the Notes listed in the table below has been validly tendered and not validly withdrawn in the Tender Offer. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date.

Title of Security	Security Identifiers	Principal Amount Outstanding	Principal Amount Tendered at Early Tender Date	Principal Amount Accepted	Approximate Proration Factor	Total Consideration(1)(2)(3)
5.000% Senior Secured Notes due 2026	CUSIPs: 222070AE4 (144A) U2203CAE1 (Reg S) ISINs: US222070AE41 (144A) USU2203CAE13 (Reg S)	$650,000,000	$476,131,000	$300,000,000	63%	$1,000.00
a.Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date and accepted for purchase by the Company.
b.Does not include Accrued Interest (as defined below), which will also be payable as described below.
c.Includes the Early Tender Premium (as defined below).
The Tender Offer will continue to expire at 5:00 p.m., New York City time, on December 6, 2024, or any other date and time to which the Company extends the Tender Offer (such date and time, as it may be extended, the “Expiration Date”), unless earlier terminated. The Company has elected not to exercise its option to have an early settlement date for the Tender Offer at this time. Payment for the Notes that were validly tendered (and not validly withdrawn) at or prior to the Early Tender Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 10, 2024, the second business day after the Expiration Date (such date, the “Final Settlement Date”).
As the aggregate principal amount of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date exceeded the Notes Cap, the Company will accept for purchase the Notes on a prorated basis, and the Company will not accept for purchase any additional Notes tendered after the Early Tender Date. The consideration (the “Total Consideration”) for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the Tender Offer will be $1,000.00 (excluding Accrued Interest). The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase (the “Early Tender Premium”).
All holders of Notes accepted for purchase in the Tender Offer will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Final Settlement Date (“Accrued Interest”).
The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity.
Information Relating to the Tender Offer
The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase. MUFG Securities Americas Inc. is serving as Dealer Manager in connection with the Tender Offer. Investors with questions regarding the terms and conditions of the Tender Offer may contact the dealer manager as follows:

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attn: Liability Management
U.S.: +1 (212) 405-7481
U.S. Toll-Free: +1 (877) 744-4532
D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offer. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. by any of the following means: by telephone at +1 (800) 714-3306 (toll-free) or +1 (212) 269-5550 (collect) or by email at coty@dfking.com.
This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offer is being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offer. Holders are urged to evaluate carefully all information in the Offer to

Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offer, and, if so, the principal amount of Notes to tender.
About Coty Inc.
Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 125 countries and territories. Coty and its brands empower people to express themselves freely, creating their own visions of beauty; and Coty is committed to protecting the planet.
Cautionary Note Regarding Forward Looking Statements
The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the proposed Tender Offer and the expected source of funds. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “temporary,” “target,” “aim,” “potential,” “goal” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results (including Coty’s financial condition, results of operations, cash flow and prospects) to differ materially from such statements, including Coty’s ability to consummate the Tender Offer on the terms and timing described herein, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
For more information contact:
Investor Relations
Olga Levinzon +1 212 389-7733
olga_levinzon@cotyinc.com
Media
Antonia Werther +31 621 394495
antonia_werther@cotyinc.com